Exhibit 10.2

SECOND AMENDMENT

TO

NOTE AND WARRANT PURCHASE AGREEMENT

AND

NOTE AND WARRANT MODIFICATION AGREEMENT

THIS SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND NOTE AND WARRANT MODIFICATION AGREEMENT (this “Amendment”) is made and entered into effective as of July 8, 2019, by and among ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (“Odyssey”), and the Lenders (as defined below). All capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given to such terms in the Existing Agreement (as defined below).

Recitals:

A.    Odyssey, Ken Fried (“Fried”), and Steven Moses (“Moses” and, together with Fried, the “Lenders”) are parties to a Note and Warrant Purchase Agreement, dated as of July 12, 2018, as amended by the First Amendment to Note and Warrant Purchase Agreement, dated as of October 4, 2018 (the “Existing Agreement”).

B.    Pursuant to the Purchase Agreement, Odyssey issued to the Lenders (i) Secured Convertible Promissory Notes in the aggregate principal amount of $1,050,000 (the “Outstanding Notes”) and (ii) Warrant to Purchase Common Stock exercisable to purchase an aggregate of 65,625 Conversion Shares (the “Outstanding Warrants”).

C.    Odyssey and the Lenders desire to enter into this Amendment to (i) amend or otherwise modify certain terms of Existing Agreement and (ii) amend, restate, and consolidate the Outstanding Notes and the Outstanding Warrants into single instruments to be issued to each of the Lenders, in each case as set forth in this Amendment.

D.    This Amendment is intended to constitute an amendment to the Existing Agreement pursuant to Section 9(f) thereof, the Outstanding Notes pursuant to Section 6 thereof, and the Outstanding Warrants pursuant to Section 12 thereof.

E.    For the avoidance of doubt, the amendments to the Outstanding Notes and the Outstanding Warrants contemplated by this Amendment are intended to be treated for all purposes as amendments and restatements of the Outstanding Notes and the Outstanding Warrants and not as novations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A1. Amendment of Existing Agreement. The Existing Agreement is hereby amended as follows:

(a)    The text of paragraphs (a), (b), (g), (h), (i), (m), and (o) of Section 1 of the Existing Agreement is hereby amended by deleting such text and inserting “[Intentionally omitted.]” in lieu thereof.

(b)    Section 1(e) of the Existing Agreement is hereby amended by deleting the term “$8.00” and inserting “$5.756” in lieu thereof.

(c)    Section 1(k) of the Existing Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(k) ‘Maturity Date’ means July 12, 2020.”

(d)    Odyssey and the Lenders agree that, notwithstanding any provision of Section 2 of the Existing Agreement to the contrary, the principal and interest of the Consolidated Notes (as defined below) shall only be convertible into Conversion Shares, and shall not, in any circumstances, be exchangeable for all or any portion of the ExO Note Indebtedness or the Aldama Interest. In furtherance of the foregoing, Section 2 of the Existing Agreement is hereby amended to extent necessary or appropriate to delete all references to the ExO Note Indebtedness and the Aldama Interest. For the avoidance of doubt, Odyssey and the Lenders acknowledge that the Consolidated Notes shall be convertible into Conversion Shares upon issuance until the Maturity Date in accordance with the terms of the Conversion Notes and the Existing Agreement (as amended or otherwise modified by this Amendment).

(e)    Section 2(b)(ii) of the Existing Agreement is hereby amended by deleting it in its entirety.

(f)    Section 8 of the Existing Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“Section 8. [Intentionally omitted.]”

A2. Termination of Pledge Agreement. The Pledge Agreement is hereby terminated, and none of the parties thereto shall have any further duties or obligations to any other party thereunder.

A3. Consolidated Notes and Consolidated Warrants. Simultaneously with the execution and delivery of this Amendment, Odyssey and the Lenders are executing and delivering the following:

(a)    with respect to Odyssey and Fried:

(i)

an Amended and Restated Consolidated Convertible Promissory Note in substantially the form of Exhibit A attached hereto (a “Consolidated Note”) in the principal amount of $805,109 and initially convertible into 139,873 Conversion Shares; and

(ii)	an Amended and Restated Consolidated Warrant to Purchase Common Stock in substantially the form of Exhibit B attached hereto (a “Consolidated Warrant”) to purchase up to 139,873 Conversion Shares; and

(b)    with respect to Odyssey and Moses:

(i)	a Consolidated Note in the principal amount of $323,842 and initially convertible into 56,262 Conversion Shares; and

(ii)	a Consolidated Warrant to purchase up to 56,262 Conversion Shares.

Upon execution and delivery of the Consolidated Notes and the Consolidated Warrants as set forth in this Section A3, the Existing Notes and the Existing Warrants shall be deemed superseded in their entirety.

A4. Representations and Warranties of Odyssey. In connection with the transactions provided for herein, Odyssey hereby represents and warrants to the Lenders that:

(a) Organization and Good Standing and Qualification. Odyssey is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

(b) Authorization. Odyssey has taken all corporate action necessary for the authorization, execution, and delivery of this Amendment, the Consolidated Notes and the Consolidated Warrants. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, Odyssey has taken all corporate action required to make all of the obligations of Odyssey reflected in the provisions of this Amendment, the Consolidated Notes and the Consolidated Warrants, the valid and enforceable obligations of Odyssey.

A5. Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to Odyssey that:

(a) Authorization. This Amendment constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that it has full power and authority to enter into this Amendment.

(b) Purchase Entirely for Own Account. Each Lender acknowledges that this Amendment is made with such Lender in reliance upon such Lender’s representation to Odyssey that the Consolidated Notes, the Consolidated Warrants, and shares of Common Stock issuable upon conversion of the Consolidated Notes and the exercise of the Consolidated Warrants (collectively, the “Securities”) will be acquired for investment for such Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Amendment, each Lender further represents that such Lender does not have any contract, undertaking, Amendment or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. Each Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender further represents that it has had an opportunity to ask questions and receive answers from Odyssey regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. Each Lender is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(e) Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

(f) Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Odyssey in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Each Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(g) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of Odyssey to be bound by this Section A5 and:

(i)	there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)

(A) such Lender has notified Odyssey of the proposed disposition and has furnished Odyssey with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by Odyssey, such Lender shall have furnished Odyssey with an opinion of counsel, reasonably satisfactory to Odyssey, that such disposition will not require registration of such shares under the Act.

(h) Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

A6. Miscellaneous.

(a) Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Existing Agreement shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Existing Agreement except as expressly set forth herein. Upon the execution and delivery hereof, the Existing Agreement shall thereupon be deemed to be amended and modified as hereinabove set forth as fully and with the same effect as if the amendments and modifications made hereby were originally set forth in the Existing Agreements, and this Amendment the Existing Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and modifications shall not operate so as to render invalid or improper any action heretofore taken under the Existing Agreement.

(b) Governing Law. This Amendment, and all claims arising out of or relating to it, shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

(c) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Mark D. Gordon
Mark D. Gordon Chief Executive Officer

KEN FRIED

/s/ Ken Fried
Ken Fried